UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2011

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2011, the Compensation Committee (the “Committee”) of Meru Networks, Inc. approved the following salaries for the Company’s executive officers, effective as of January 1, 2011:

Title	Executive Officer	Base Salary for 2011
President and Chief Executive Officer	Ihab Abu-Hakima	$364,000
Chief Technology Officer	Dr. Vaduvur Bharghavan	$318,000
Chief Financial Officer	Brett White	$295,000
Senior Vice President of Corporate Development and Strategy	Kamal Anand	$262,000
Vice President, General Counsel	Richard Mosher	$240,000

None of the above-named executive officers received a base salary adjustment in 2010.

At the same meeting the Committee adopted the 2011 bonus plan for executive officers. The 2011 bonus plan is substantially similar to the 2010 bonus plan for executive officers, but based on the Company’s operating plan for 2011 and with the addition of an opportunity for a midyear pro-rated progress payment based on achievement of midyear performance targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: April 26, 2011	By:	/s/ Brett T. White
Name: Brett T. White
Title: Chief Financial Officer